UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  December 28, 2007

eTELCHARGE.COM

(Exact name of registrant as specified in its charter)

NEVADA	000-304799	75-2847699
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1636 N. HAMPTON, SUITE 270, DESOTO, TEXAS 75115

 (Address of principal executive offices)    (zip code)

Registrant’s telephone number, including area code 972-298-3800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240. 13e-4(c))

On January 3, 2008, eTelcharge.com (the “Company” or “eTelcharge”) filed with the Securities and Exchange Commission (the “SEC”) a Form 8-K (the “Original Filing”). Pursuant to that filing, eTelcharge is filing this 8-K/A to disclose its receipt on November 21, 2008, of a Notice of an Event of Default of  that certain 7 ¾ % Convertible Debenture dated as of December 27, 2007 between eTelcharge and Golden Gate Investors, Inc. as an amendment to that Form 8-K (the “Original Filing”). The Company disputes the claims made in the letter.

The referenced letter states as follows:

This letter shall serve as notice in connection with that certain 7¾ % Convertible Debenture dated as of December 27, 2007 between eTelCharge.com (the "Company") and Golden Gate

Investors, Inc. ("GGI") (the "Debenture") issued pursuant to that certain Securities Purchase

Agreements dated as of December 27, 2007 between the Company and GGI (the "Purchase

Agreement"), that an Event of Default (as defined in the Debenture) has occurred and is continuing due to the Company's failure to pay an aggregate of $33,151.70 of accrued and unpaid interest that is due and owing under the Debenture. In addition to the Event of Default associated with the Company's failure to so pay the referenced accrued interest, an Event of

Default under the Debenture also exists due to the Company's failure to deliver the shares of common stock due upon the Company's receipt of the Conversion Notices (as defined in the

Debenture) dated as of September 15, 2008 and September 24, 2008.

As referenced in the October 14, 2008 letter sent by GGI to the Company, in connection with the above-referenced default, pursuant to the terms of that certain Stock Pledge Agreement dated as of December 27, 2007 between Rodney Wagner ("Pledgor"), the Company and GGI (the "Pledge

Agreement"), and aggregate of $1,369.46 was realized from the sale of the Pledged Shares (as referenced in the Pledge Agreement) and applied to the previously outstanding amount of accrued and unpaid interest that was due and owing under the Debenture. The amount of accrued and unpaid interest that is due and owing under the Debenture, as referenced in the first paragraph of this letter, is net of such realized amount.

Section 6.2 of the Debenture provides that upon the Event of Default described above, all amounts owing or otherwise outstanding under the Debenture shall become immediately due and payable at a cash price of one hundred twenty percent (120%) of the Principal Amount thereof,

together with all accrued and unpaid interest thereon to the date of payment. As of the close of business on November 19, 2008, the outstanding principal amount of the Debenture was equal to

$1,380,000.00, with the amount of accrued and unpaid interest thereunder equal to $33,151.70.

The amount currently outstanding under the Secured Promissory Note issued by GGI to the

Company as of December 27,  2008 (the "Note") is equal to $1,065,426.37.

Thus, after offsetting the amount outstanding under the Note, the amount due and payable by the

Company in connection with the above-referenced Event of Default is equal to ((120% x

$1,380,000) + $33,151.70- $1,065,426.37) $623,725.33.

Demand is hereby made for the immediate payment of $623,725.33 by the Company to GGI. If

GGI does not receive this payment by the close of business on November 28, 2008, GGI will seek legal redress, including the filing of a lawsuit and any other appropriate action to enforce its rights and remedies. Also, please note that GGI continues to reserve its right to sell the Pledged

Shares to offset amounts that the Company is obliged to pay to GGI.

Please note that GGI continues to reserve all of its rights and remedies under the Debenture, the

Purchase Agreement, the Stock Pledge Agreement and all related agreements.

The information contained in this Form 8-K/A does not constitute an offer of any securities for sale.  In addition, the securities issued or issuable in the transactions described above have not been registered under the 1933 Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eTelcharge.com

(Registrant)

Date: November 25, 2008

By:/s/ Rob Howe

Name: Rob Howe

Title: Chairman & CEO